Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated December 28, 2023, relating to the consolidated financial statements of Damon Motors Inc. (the Company), which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Canada LLP

BDO Canada LLP

Vancouver, British Columbia

October 31, 2024